NorthWestern Corporation d/b/a NorthWestern Energy 125 S. Dakota Avenue Sioux Falls, SD 57104-6403 www.northwesternenergy.com
News Release FOR IMMEDIATE RELEASE	NASDAQ-GS: NWEC

Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com	Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

SIOUX FALLS, S.D. – May 2, 2007 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ-GS: NWEC) today reported financial results for the quarter ended March 31, 2007.

Highlights for the quarter:

•	Gross margin and operating income increased over the first quarter of 2006.
•

Completed the purchase from Mellon Leasing Corporation of Mellon’s Owner Participant interest representing approximately 79 MW of our 222 MW leased interest in the 740 MW Colstrip Unit 4 coal-fired steam electric generation unit. The buyout is expected to increase future earnings and cash flows.

•	NorthWestern and Babcock and Brown Infrastructure Limited (“BBI”) filed a post hearing brief to the Montana Public Service Commission (“MPSC”) related to the proposed merger with BBI.
•	Contributed more than $21 million to the Montana pension plan in April, bringing the plan to approximately 80% funding.

“It has been another solid quarter for the company, wherein we delivered steady progress on improving the company’s financial performance. Notably, we improved the financial results of our gross margin and operating income,” said Michael J. Hanson, President and Chief Executive Officer of NorthWestern. “In addition, we are continuing to work with the Montana Public Service Commission to attain the final approval needed for our proposed transaction with BBI.”

Consolidated operating income for the three months ended March 31, 2007 was $44.4 million, as compared with $42.2 million in the first quarter of 2006. This $2.2 million increase was primarily due to higher margins, partly offset by increased operating expenses.

Consolidated net income for the quarter ended March 31, 2007 was $19.1 million, compared with $21.0 million for the quarter ended March 31, 2006. The 2006 results reflected investment income of $4.9 million more than the first three months of 2007, primarily due to a $3.8 million one-time gain on an interest rate swap. NorthWestern also experienced a $1.1 million increase in property tax expense, a $1.1 million increase in depreciation expense, a $1.1 million increase in operating, general and administrative expenses, and a $0.4 million increase in income taxes expense, offset by a $5.5 million increase in gross margin, and a $1.2 million decrease in interest expense.

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NorthWestern Reports First Quarter 2007 Financial Results

May 2, 2007

Consolidated gross margin for the quarter ended March 31, 2007 was $147.3 million, a 3.9 percent increase, compared with $141.8 million for the quarter ended March 31, 2006. Margin in the regulated electric segment increased $6.7 million. First quarter 2006 results reflected a $4.1 million loss due to a stipulation with the Montana Consumer Counsel to settle various issues related to the 2005 and 2006 electric tracker filings. In addition, higher transmission and distribution margins were partly offset by lower wholesale sales in the secondary market. Margin in the regulated natural gas segment increased $2.7 million for the quarter ended March 31, 2007, primarily due to increased loads due to colder winter weather in our service territories. Gross margin in the unregulated electric segment decreased $3.4 million due primarily to reduced average prices and a reduction in cost of sales related to a settlement of put options in 2006. Gross margin in the unregulated natural gas segment decreased $0.5 million.

Consolidated operating, general and administrative expenses were $62.4 million for the quarter ended March 31, 2007 compared with $61.3 million in the quarter ended March 31, 2006.

Results from Regulated Operations

Regulated electric gross margin for the quarter ended March 31, 2007 was $85.7 million, up 8.5 percent, compared with $79.0 million in the quarter ended March 31, 2006. The increase primarily reflects the fact that in the first quarter of 2006, we recorded a $4.1 million loss due to a stipulation with the Montana Consumer Counsel. In addition, higher transmission and distribution margins were partly offset by lower wholesale sales in the secondary market.

Regulated retail electric volumes for the quarter ended March 31, 2007 totaled 2,532,611 megawatt hours compared with 2,461,206 megawatt hours for the quarter ended March 31, 2006. The increase was due primarily to 1.8 percent customer growth and colder weather in our service territories. Wholesale electric volumes were 31,562 megawatt hours for the quarter ended March 31, 2007, a decrease from 69,872 megawatt hours for the quarter ended March 31, 2006 resulting from plant downtime due to maintenance.

Regulated natural gas gross margin was $43.0 million for the quarter ended March 31, 2007, compared with $40.3 million for the quarter ended March 31, 2006. The increase was primarily due to increased loads due to colder winter weather in our service territories and customer growth of 1.5%.

Regulated retail natural gas volumes were 13,036,717 dekatherms for the quarter ended March 31, 2007, compared with 11,829,245 dekatherms for the quarter ended March 31, 2006. The increase in volumes was primarily the result of colder winter weather and customer growth as compared with the quarter ended March 31, 2006.

Results from Unregulated Operations

Gross margin from unregulated electric operations was $18.0 million for the quarter ended March 31, 2007, a decrease from $21.4 million for the quarter ended March 31, 2006 primarily due to lower average prices and a $1.3 million reduction to cost of sales in 2006 related to the settlement of put options.

Unregulated electric volumes were 428,315 megawatt hours for the quarter ended March 31, 2007, up slightly compared with 421,205 megawatt hours in the quarter ended March 31, 2006.

NorthWestern Reports First Quarter 2007 Financial Results

May 2, 2007

Unregulated natural gas gross margin for the quarter ended March 31, 2007 decreased to $1.1 million, as compared with $1.6 million in the quarter ended March 31, 2006, due primarily to a renegotiated gas supply and management services contract and lower volumes.

Unregulated wholesale natural gas volumes were 3,908,005 dekatherms for the quarter ended March 31, 2007, as compared with 5,539,174 dekatherms in the quarter ended March 31, 2006. This decrease was due primarily to the transfer of certain customers to the regulated natural gas segment.

Liquidity and Capital Resources

As of March 31, 2007, cash and cash equivalents were $1.5 million compared with $1.9 million at Dec. 31, 2006. In addition, the Company had revolver availability of $160.7 million as of March 31, 2007.

Cash provided by continuing operating activities totaled $104.1 million for the quarter ended March 31, 2007, compared with $76.6 million during the quarter ended March 31, 2006. This improvement in operating cash flows was primarily due to improved collection of energy supply costs due to reduced market prices for the quarter ended March 31, 2007 versus the quarter ended March 31, 2006.

Capital expenditures were $20.5 million during the quarter ended March 31, 2007 compared with $21.2 million in the quarter ended March 31, 2006. The Company paid dividends on common stock of $11.1 million during the quarter ended March 31, 2007 compared with $11.0 million during the quarter ended March 31, 2006. During the first quarter of 2007, the Company purchased an owner participant interest in a portion of the Colstrip Unit 4 generating facility for approximately $40.2 million, and paid down long-term debt by approximately $37.6 million.

Merger Update

On April 25, 2006, Northwestern announced that a definitive agreement had been reached with BBI, an infrastructure investment company listed on the Australian Stock Exchange, under which BBI will acquire NorthWestern Corporation in an all-cash transaction at $37 per share.

The Company has received the necessary approvals and clearances from its shareholders, the Department of Justice, the Committee on Foreign Investment in the U.S., the Federal Energy Regulatory Commission, the Federal Communications Commission and the Nebraska Public Service Commission. In December 2006, the South Dakota Public Utilities Commission determined that state law does not allow them to exercise jurisdiction over the proposed transaction.

Approval remains to be received from the MPSC. The MPSC is currently reviewing the transaction. A hearing before the MPSC was completed on March 16, 2007. The Company and BBI have filed a post hearing brief responsive to the issues identified in the hearing. The interveners have until May 7, 2007 to respond to the brief. We will provide our final response to the interveners’ briefs by May 14, 2007.

If the Company obtains MPSC approval, NorthWestern expects to close the transaction as soon as practicable after obtaining the final order from the MPSC. Upon closing, NorthWestern’s common stock will cease to be publicly traded.

NorthWestern Reports First Quarter 2007 Financial Results

May 2, 2007

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today (Wednesday, May 2, 2007) at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to review its financial results for the quarter ended March 31, 2007.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 3:30 p.m. ET on May 2, 2007, through June 2, 2007, at 800-475-6701, access code 871160.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 640,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•

the effect of the definitive agreement to sell NorthWestern to Babcock & Brown Infrastructure Limited (BBI), including the consummation of the transaction or the termination of the definitive agreement due to a number of factors, including the failure to obtain regulatory approvals or to satisfy other customary closing conditions;

•	our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation;

•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

NorthWestern Reports First Quarter 2007 Financial Results

May 2, 2007

•	adverse changes in general economic and competitive conditions in our service territories; and

•

potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NorthWestern Reports First Quarter 2007 Financial Results

May 2, 2007

NORTHWESTERN CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current Assets	228,886	268,474
Property, Plant, and Equipment, Net	1,566,703	1,491,855
Goodwill	355,128	435,076
Regulatory Assets	154,632	159,715
Other Noncurrent Assets	35,150	40,817
Total Assets	$2,340,499	$2,395,937
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$11,725	$7,693
Current Liabilities	269,845	271,243
Long-term Capital Leases	39,930	40,383
Long-term Debt	678,057	699,041
Noncurrent Regulatory Liabilities	186,561	182,103
Deferred Income Taxes	56,446	113,355
Other Noncurrent Liabilities	340,135	339,348
Total Liabilities	1,582,699	1,653,166
Total Shareholders’ Equity	757,800	742,771
Total Liabilities and Shareholders’ Equity	$2,340,499	$2,395,937

NorthWestern Reports First Quarter 2007 Financial Results

May 2, 2007

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
OPERATING REVENUES	$366,565	$361,482
COST OF SALES	219,278	219,672
GROSS MARGIN	147,287	141,810
OPERATING EXPENSES
Operating, general and administrative	62,448	61,327
Property and other taxes	20,592	19,465
Depreciation	19,894	18,829
TOTAL OPERATING EXPENSES	102,934	99,621
OPERATING INCOME	44,353	42,189
Interest Expense	(13,220)	(14,436)
Other Income	378	5,270
Income From Continuing Operations Before Income Taxes	31,511	33,023
Income Tax Expense	(12,369)	(12,048)
Income From Continuing Operations	19,142	20,975
Discontinued Operations, Net of Taxes	—	50
Net Income	$19,142	$21,025
Average Common Shares Outstanding	35,720	35,584
Basic Income (Loss) per Average Common Share
Continuing operations	$0.54	$0.59
Discontinued operations	—	—
Basic	$0.54	$0.59
Diluted Income (Loss) per Average Common Share
Continuing operations	$0.51	$0.58
Discontinued operations	—	—
Diluted	$0.51	$0.58
Dividends Declared per Average Common Share	$0.31	$0.31

NorthWestern Reports First Quarter 2007 Financial Results

May 2, 2007

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2007	2006
Operating Activities:
Net Income	$19,142	$21,025
Noncash Items	34,025	27,192
Changes in Operating Assets and Liabilities	50,922	28,365
Cash Provided by Continuing Operating Activities	104,089	76,582

Cash (Used in) Provided by Continuing Investing Activities	(60,608)	518

Cash Used in Continuing Financing Activities	(43,865)	(72,809)

Change in Net Assets of Discontinued Operations	—	4,979

(Decrease) Increase in Cash and Cash Equivalents	(384)	9,270
Cash and Cash Equivalents, beginning of period	1,930	2,691
Cash and Cash Equivalents, end of period	$1,546	$11,961

NorthWestern Reports First Quarter 2007 Financial Results

May 2, 2007

NORTHWESTERN CORPORATION

REGULATED SEGMENTS

(Unaudited)

(in millions)

REGULATED ELECTRIC SEGMENT

	Three Months Ended March 31,
	2007	2006	Change	Change %
Electric supply revenue	$90.8	$81.0	$9.8	12.1%
Transmission & distribution revenue	73.5	71.8	1.7	2.4
Rate schedule revenue	164.3	152.8	11.5	7.5
Transmission	10.5	10.2	0.3	2.9
Wholesale	1.2	3.0	(1.8)	(60.0)
Miscellaneous	2.5	2.1	0.4	19.0
Total Revenues	178.5	168.1	10.4	6.2%
Supply costs	89.6	84.4	5.2	6.2
Wholesale	0.4	1.0	(0.6)	(60.0)
Other cost of sales	2.8	3.7	(0.9)	(24.3)
Total Cost of Sales	92.8	89.1	3.7	4.2%
Gross Margin	$85.7	$79.0	$6.7	8.5%
% Gross Margin/Revenue	48.0%	47.0%

REGULATED NATURAL GAS SEGMENT

	Three Months Ended March 31,
	2007	2006	Change	Change %
Gas supply revenue	$99.9	$112.4	$(12.5)	(11.1)%
Transportation, distribution & storage revenue	36.4	33.6	2.8	8.3
Rate schedule revenue	136.3	146.0	(9.7)	(6.6)
Transportation & storage	5.5	4.9	0.6	12.2
Wholesale Revenue	14.1	5.7	8.4	147.4
Miscellaneous	2.3	2.9	(0.6)	(20.7)
Total Revenues	158.2	159.5	(1.3)	(0.8)
Supply costs	99.9	112.4	(12.5)	(11.1)
Wholesale supply costs	14.1	5.7	8.4	147.4
Other cost of sales	1.2	1.1	0.1	9.1
Total Cost of Sales	115.2	119.2	(4.0)	(3.4)%
Gross Margin	$43.0	$40.3	$2.7	6.7%
% Gross Margin/Revenue	27.2%	25.3%

NorthWestern Reports First Quarter 2007 Financial Results

May 2, 2007

NORTHWESTERN CORPORATION

UNREGULATED SEGMENTS

(Unaudited)

(in millions)

UNREGULATED ELECTRIC SEGMENT

	Three Months Ended March 31,
	2007	2006	Change	Change %
Total Revenues	$22.3	24.8	(2.5)	(10.1)%

Total Cost of Sales	4.3	3.4	0.9	26.5

Gross Margin	$18.0	$21.4	$(3.4)	(15.9)%
% Gross Margin/Revenue	80.7%	86.3%

UNREGULATED NATURAL GAS SEGMENT

	Three Months Ended March 31,
	2007	2006	Change	Change %
Total Revenues	$16.1	33.6	(17.5)	(52.1)%

Supply costs	15.0	32.0	(17.0)	(53.1)

Gross Margin	$1.1	$1.6	$(0.5)	(31.3)%
% Gross Margin/Revenue	6.8%	4.8%

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